                                                                    Exhibit 10.2


                                 (JPMORGAN LOGO)

                              AMENDED AND RESTATED
                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                              CSK AUTO CORPORATION

                                 CSK AUTO, INC.

                         and certain of its Subsidiaries

                                   in favor of

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                            Dated as of July 29, 2005

                                TABLE OF CONTENTS

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SECTION 1.  DEFINED TERMS...................................................        1
      1.1   Definitions.....................................................        1
      1.2   Other Definitional Provisions...................................        5

Section 2.  Guarantee.......................................................        5
      2.1   Guarantee.......................................................        5
      2.2   Right of Contribution...........................................        6
      2.3   No Subrogation..................................................        6
      2.4   Amendments, etc. with respect to the Company Obligations........        7
      2.5   Guarantee Absolute and Unconditional............................        7
      2.6   Reinstatement...................................................        8
      2.7   Payments........................................................        8

Section 3.  GRANT OF SECURITY INTEREST......................................        8

Section 4.  REPRESENTATIONS AND WARRANTIES OF THE GRANTORS..................        9
      4.1   Deposit Accounts................................................        9
      4.2   Accounts and Chattel Paper......................................        9
      4.3   Inventory.......................................................       10
      4.4   Title; No Other Liens...........................................       10
      4.5   Perfected First Priority Liens..................................       11
      4.6   Jurisdiction of Organization; Chief Executive Office............       11
      4.7   Farm Products...................................................       11
      4.8   Investment Property.............................................       11
      4.9   Intellectual Property...........................................       11
      4.10  Power and Authority; Authorization..............................       11

Section 5.  REPRESENTATIONS AND WARRANTIES OF GUARANTORS....................       11
      5.1   ................................................................       12

Section 6.  COVENANTS OF GRANTORS...........................................       13
      6.1   General.........................................................       13
      6.2   Receivables.....................................................       13
      6.3   Inventory and Equipment.........................................       14
      6.4   Delivery of Instruments, Certificated Securities and Chattel
            Paper...........................................................       14
      6.5   Compliance with Laws, etc.......................................       15
      6.6   Compliance with Terms of Contracts, etc.........................       15
      6.7   Payment of Obligations..........................................       15
      6.8   Maintenance of Perfected Security Interest; Further
            Documentation...................................................       15
      6.9   Changes in Locations, Name, etc.................................       16
      6.10  Notices.........................................................       16
      6.11  Investment Property.............................................       16
      6.12  Intellectual Property...........................................       17
      6.13  Commercial Tort Claims..........................................       17
      6.14  Letter-of-Credit Rights.........................................       17
      6.15  Federal, State or Municipal Claims..............................       17


                                        i
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      6.16  No Interference.................................................       17
      6.17  Insurance.......................................................       17
      6.18  Collection Access Agreements....................................       18
      6.19  Collection Deposit Agreements...................................       18

Section 7.  COLLECTIONS AND REMEDIAL PROVISIONS.............................       18
      7.1   Collection Deposit Accounts.....................................       18
      7.2   Collections.....................................................       19
      7.3   Application of Proceeds.........................................       20
      7.4   Certain Matters Relating to Receivables.........................       20
      7.5   Communications with Obligors; Grantors Remain Liable............       20
      7.6   Pledged Stock...................................................       21
      7.7   Code and Other Remedies.........................................       22
      7.8   Registration Rights.............................................       22
      7.9   Deficiency......................................................       23

Section 8.  THE ADMINISTRATIVE AGENT........................................       23
      8.1   Administrative Agent's Appointment as Attorney-in-Fact, etc.....       23
      8.2   Duty of Administrative Agent....................................       25
      8.3   Execution of Financing Statements...............................       25
      8.4   Authority of Administrative Agent...............................       25

Section 9.  MISCELLANEOUS...................................................       26
      9.1   Amendments in Writing...........................................       26
      9.2   Notices.........................................................       26
      9.3   No Waiver by Course of Conduct; Cumulative Remedies.............       26
      9.4   Indemnification.................................................       26
      9.5   Releases........................................................       26
      9.6   Successors and Assigns..........................................       27
      9.7   Set-Off.........................................................       27
      9.8   Counterparts....................................................       27
      9.9   Severability....................................................       27
      9.10  Section Headings................................................       27
      9.11  Integration.....................................................       27
      9.12  GOVERNING LAW...................................................       27
      9.13  Submission To Jurisdiction; Waivers.............................       27
      9.14  Acknowledgements................................................       28
      9.15  Additional Grantors.............................................       28
      9.16  Termination, etc................................................       28

ANNEXES

Annex 1   Cash Concentration Agreement

Annex 2   Collection Deposit Agreement

Annex 3   Assumption Agreement

SCHEDULES

Schedule 1   Notice Addresses

Schedule 2   Investment Property

Schedule 3   Jurisdictions of Organization and Chief Executive Offices

Schedule 4   Locations of Collateral

Schedule 5   Intellectual Property

Schedule 6   Deposit Accounts

             AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

            AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 29, 2005, made by each of the signatories hereto, in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Second Amended and Restated Credit Agreement, dated as of July 25, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CSK AUTO, INC. (the "Company"), the Lenders and the Administrative Agent.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Company upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Company is a member of an affiliated group of companies that includes each other Grantor (as defined below);

            WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Company to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

            WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Company under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            Section 1. DEFINED TERMS

      1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

      (b) The following terms shall have the following meanings:

            "Account Debtor:" as to any Account of any Person, any other Person who is or may become obligated to such Person under, with respect to, or on account of, such Account.
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                                                                               2


            "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Cash Concentration Account": the cash concentration account maintained by the Company with the Cash Concentration Bank in account number 153910004966, to which the Company will cause to be transferred, on each Business Day, amounts deposited in the Collection Deposit Accounts on such Business Day.

            "Cash Concentration Bank": the "Cash Concentration Bank" as defined in the Cash Concentration Agreement.

            "Cash Concentration Agreement": the agreement among the Cash Concentration Bank, the Company and the Administrative Agent, in substantially the form of Annex 1 hereto or in such other form as the Administrative Agent may approve, pursuant to which the Company shall maintain the Cash Concentration Account, as such Cash Concentration Agreement may be amended, modified or supplemented from time to time.

            "Collateral": as defined in Section 3.

            "Collateral Access Agreement": any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, with any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

            "Collateral Report": any certificate (including any Borrowing Base Certificate), report or other document delivered by a Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.

            "Collection Deposit Account": each collection deposit account maintained by the Company and the Subsidiary Guarantors pursuant to a Collection Deposit Agreement (and prior to the execution of a Collection Deposit Agreement with respect to such account, any other collection deposit accounts maintained by the Company and the Subsidiary Guarantors) into which the Company and the Subsidiary Guarantors will deposit all Daily Receipts.

            "Collection Deposit Agreement": an agreement among the Company, any Lender or other bank and the Administrative Agent, in substantially the form of Annex 2 hereto or in such other form as the Administrative Agent may approve, pursuant to which, the Company and the Subsidiary Guarantors shall maintain a Collection Deposit Account, as such Collection Deposit Agreement may be amended, modified or supplemented from time to time.

            "Company Obligations": the collective reference to the unpaid principal of and interest on the Loans, amounts owing to the Issuing Bank in respect of Letters of Credit, any overdrafts and related liabilities owing to any Lender or any Affiliate thereof arising from treasury, depository and cash management services and in connection with automated clearinghouse transfer of funds and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and amounts owed to the Issuing Bank in respect of Letters of Credit and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender

(or, in the case of any Swap Obligations owing to one or more Lenders or their respective Affiliates, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Credit Documents, any Letter of Credit, any Swap Agreement in connection with Swap Obligations owing to one or more Lenders or their respective Affiliates or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Company pursuant to the terms of the Credit Agreement).

             "Company Pledged Stock": the shares of Capital Stock of the Company listed on Schedule 2 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Company to Holdings while this Agreement is in effect.

            "Contract" with respect to an Account, any agreement (including, without limitation, any franchise agreement) relating to the terms of payment or the terms of performance thereof, including, without limitation, (a) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of any Grantor to damages arising thereunder and (c) all rights of any Grantor to perform and to exercise all remedies thereunder.

            "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
5), granting any right to use any registered Copyright.

            "Copyrights": (i) all copyrights arising under the laws of the United States (including, without limitation, those listed in Schedule 5) and all registrations and applications and (ii) the right to obtain all renewals thereof.

            "Daily Receipts": all amounts received by each Grantor, whether in the form of cash, checks, any moneys received or receivable in respect of charges made by means of credit cards, and other negotiable instruments, in each case on account of Accounts or otherwise as a result of the sale of Inventory.

            "Deposit Account": as defined in the UCC of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

            "Emergence Date": as defined in Section 7.3(a).

            "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

            "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

            "Grantor": each of the signatories hereto together with any other entity that may become a party hereto as provided herein.

            "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Credit Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of the Credit Agreement).

            "Guarantors": the collective reference to each Grantor other than the Company.

            "Holdings": CSK Auto Corporation.

            "Intellectual Property": the collective reference to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note": any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

            "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

            "Issuers": the collective reference to each issuer of any Investment Property.

            "Lender Hedge Agreements": all Interest Rate Agreements entered into by the Company with any Lender (or any Affiliate of any Lender).

            "New York UCC": the UCC as from time to time in effect in the State of New York.

            "Obligations": (i) in the case of the Company, the Company Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

            "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

            "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in
Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in
Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

            "Pledged Stock": the shares of Capital Stock, including the Company Pledged Stock, listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder, and any shares of Foreign Subsidiary Voting Stock of any Foreign Subsidiary in excess of 65% of the shares of such class of capital stock of such Issuer held at any time by the Administrative Agent shall not be Pledged Stock and shall not be subject to the security interest granted hereby and shall be held by the Administrative Agent solely for the benefit of such Grantor.

            "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

            "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Securities Act": the Securities Act of 1933, as amended.

            "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

            "Trademarks": (i) all registered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

            "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

            1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                             Section 2 Guarantee

            2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

      (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

      (c) Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

      (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Company Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Company may be free from any Company Obligations.

      (e) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Company Obligations are paid in full, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent and the Commitments are terminated

      2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

      2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Company on account of the Company Obligations are paid in full, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent and the Commitments are terminated.

      2.4 Amendments, etc. with respect to the Company Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Company Obligations continued, and the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Company Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

      2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Company Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Company Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Credit Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at its offices at 270 Park Avenue, New York, New York.

                      Section 3 GRANT OF SECURITY INTEREST

      (a) Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, excluding, however, (x) Vehicles and (y) any assets acquired or owned pursuant to Section 6.06(j) of the Credit Agreement that are not equity interests or assets of Wholly-Owned Subsidiaries (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's
Obligations:

      (i) all Accounts;

      (ii) all cash or Cash Equivalents;

      (iii) all Chattel Paper;

      (iv) all Contracts;

      (v) all Cash Concentration Accounts and Collection Deposit Accounts;

      (vi) all Deposit Accounts with any Bank or Financial Institution;

      (vii) all Documents (other than title documents with respect to Vehicles);

      (viii) all Equipment;

      (ix) all Fixtures;

      (x) all General Intangibles;

      (xi) all Instruments;

      (xii) all Intellectual Property;

      (xiii) all Inventory;

      (xiv) all Investment Property;

      (xv) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

      (xvi) all other Goods of such Grantor, whether tangible or intangible and whether now or hereafter owned by such Grantor, and wherever located not otherwise described above;

      (xvii) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials pertaining to the Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing; and

      (xviii) to the extent not otherwise included, all accessions to, substitutions for and replacements, Proceeds, insurance proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

            provided that in no event shall Collateral include more than 65% of the total outstanding Foreign Subsidiary Voting Stock of a Foreign Subsidiary; provided, further, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

           Section 4. REPRESENTATIONS AND WARRANTIES OF THE GRANTORS

            To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

      4.1 Deposit Accounts. All of such Grantor's Deposit Accounts are listed on
Schedule 6.

      4.2 Accounts and Chattel Paper.

      (a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper of such Grantor are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by the Company from time to time. As of the time when each Account or each item of Chattel Paper of such Grantor arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

      (b) With respect to Accounts of such Grantor, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor's business; (ii) there are no material setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any material agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Administrative Agent; (iii) to such Grantor's knowledge, there are no facts, events or occurrences which in any way materially impair the validity or enforceability thereof or could reasonably be expected to materially reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and Collateral Reports with respect thereto; (iv) such Grantor has not received any material notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (v) such Grantor has no actual knowledge that any Account Debtor is unable generally to pay its debts as they become due.

      (c) In addition, with respect to all Accounts of such Grantor, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Collection Deposit Account to the extent required pursuant to Section 7.1; and (iii) to such Grantor's actual knowledge, all Account Debtors have the capacity to contract.

      4.3 Inventory

  With respect to any Inventory of such Grantor scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor's locations set forth on Schedule 4 (provided that such Schedule shall be deemed to be amended to include any new location listed on any Collateral Report), (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 6.1(b), (c) such Grantor has good, indefeasible and merchantable title to such Inventory, (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory and is, in all material respects, of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

      4.4 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens except Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement, or (ii) as may be permitted pursuant to the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by an Grantor. For purposes of this Agreement and the other Credit Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, Lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

      4.5 Perfected First Priority Liens. With respect to assets (other than assets that constitute Fixtures except to the extent such assets relate to real property as to which any Grantor has delivered a Mortgage to the Administrative Agent for the benefit of the Lenders) located in the United States and subject to United States law, the security interests granted pursuant to this Agreement
(a) constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, to the extent that (w) such Liens constitute Liens on General Intangibles, (x) such Liens constitute Liens on Inventory and Equipment located in a jurisdiction within the U.S., (y) such Liens can be perfected by filing a financing statement under the UCC, as in effect in the relevant jurisdiction or (iv) any Grantor is required to deliver such Collateral to the Administrative Agent pursuant to Section 6.4 hereof and
(b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement, and which are enforceable as such against all creditors of and purchasers from such Grantor.

      4.6 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate from its jurisdiction of organization as of a date which is recent to the date hereof.

      4.7 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

      4.8 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

      (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

      (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.

      4.9 Intellectual Property. (a) Schedule 5 lists all material (i) Patents and Patent Licenses owned by each Grantor in it own name as of the date hereof,
(ii) registered Trademarks and Trademark Licenses owned by each Grantor in its own name as of the date hereof, and (iii) registered Copyrights in which each Grantor has any colorable claim of ownership as of the date hereof.

      4.10 Power and Authority; Authorization. Each Grantor has the corporate power and authority and the right to execute and deliver, to perform its obligations under, and to grant the security interests on the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interests on the Collateral pursuant to, this Agreement.

            Section 5. REPRESENTATIONS AND WARRANTIES OF GUARANTORS

            To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

      5.1 It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged.

      5.2 It is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct or proposed conduct of its business requires such qualification and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not reasonably be expected to have a material adverse effect on its business, operations, assets or financial or other condition or on its ability to perform its obligations under this Agreement or the other Credit Documents to which it is a party.

      5.3 It has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement and the other Credit Documents to which such Guarantor is a party and to grant the Liens granted by it pursuant to the other Credit Documents to which such Guarantor is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Credit Documents to which such Guarantor is a party and to grant the Liens granted by it pursuant to the other Credit Documents to which it is a party.

      5.4 (a) With respect to Holdings, Holdings owns all of the issued and outstanding shares of all classes of Capital Stock of the Company and has no direct Subsidiaries other than the Company and (b) with respect to each Subsidiary Guarantor, such Subsidiary Guarantor is a Subsidiary of Holdings.

      5.5 No consent, license, permit, approval or authorization of, or filing with, or notice or report to, or registration, filing or declaration with, or other act by or in respect of, any arbitrator or Governmental Authority (other than the filing of financing statements) and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability by or against such Guarantor of this Agreement and the other Credit Documents to which it is a party.

      5.6 This Agreement and the other Credit Documents to which such Guarantor is a party have been duly executed and delivered on behalf of such Guarantor, and each of this Agreement and the other Credit Documents to which such Guarantor is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      5.7 The execution, delivery and performance of this Agreement and the other Credit Documents to which such Guarantor is a party do not and will not violate any Requirement of Law or any material Contractual Obligation of such Guarantor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation other than the Liens created by such Guarantor's pledge of any Pledged Stock.

      5.8 No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (i) with respect to this Agreement or the other Credit Documents to which such Guarantor is a party or any of the transactions contemplated hereby or thereby or (ii) which could have a material adverse effect on the business, operations, property or financial condition of such Guarantor and its Subsidiaries taken as a whole or on the ability of such Guarantor to perform its obligations under this Agreement or the other Credit Documents to which it is a party.

      5.9 Such Guarantor has filed or caused to be filed all tax returns required to be filed by it, and has paid all taxes due on said returns or on any assessments made against it (other than (a) those the amount or validity of which is currently being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books and (b) those which, individually or in the aggregate, are not material to such Guarantor and its Subsidiaries taken as a whole).

      Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor upon the making of each Borrowing occurring on or after the date hereof under the Credit Agreement on and as of such date as though made hereunder on and as of such date.

                        Section 6. COVENANTS OF GRANTORS

            Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent and the Commitments shall have terminated:

      6.1 General.

      (a) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except for financing statements in favor of the Administrative Agent and the Lenders and as permitted by Section 6.02 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.

      (b) Locations. Such Grantor will not (i) maintain any Collateral at any location other than those locations listed on Schedule 4 or (ii) change its principal place of business or chief executive office from the location identified on Schedule 3, other than as permitted by the Credit Agreement.

      (c) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.

      6.2 Receivables

      (a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Receivables in accordance with its present policies and in the ordinary course of business.

      (b) Collection of Receivables. Except as otherwise provided in this Agreement, such Grantor will, to the extent material, collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables.

      (c) Disclosure of Counterclaims on Receivables. If (i) any material discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Grantor will promptly disclose such fact to the Administrative Agent in writing. Such Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $50,000 as soon as issued, and such Grantor shall promptly report each such credit memo and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 6.2(c) on the Borrowing Base Certificates submitted by it.

      (d) Electronic Chattel Paper. Such Grantor shall take all steps necessary to grant the Administrative Agent control of all electronic chattel paper in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

      6.3 Inventory and Equipment. (a) Maintenance of Goods. Such Grantor will do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business and except for ordinary wear and tear in respect of the Equipment.

      (b) Returned Inventory. If an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Collateral Report related thereto shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent's prior written consent. All returned Inventory shall be subject to the Administrative Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

      (c) Inventory Count; Perpetual Inventory System. Such Grantor will conduct a physical count of the Inventory at least once per fiscal year of the Company, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory reporting system at all times.

      (d) Equipment. Such Grantor shall not permit any Equipment to become an accession with respect to other personal property with respect to which personal property the Administrative Agent does not have a Lien. Such Grantor will not, without the Administrative Agent's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

      6.4 Delivery of Instruments, Certificated Securities and Chattel Paper.
(a) If any amounts payable under or in connection with any of the Collateral having a face value in excess of $1,000,000 in the aggregate at any one time outstanding shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. So long as no Default or Event of Default has occurred and is continuing, upon request by the Company, the Administrative Agent shall make available any pledged Collateral to the Company, or its designee, that the Company specifies is required for the purpose of ultimate sale, exchange, presentation, collection, renewal, registration or transfer thereof, provided that in each case arrangements reasonably satisfactory to the Administrative Agent shall be made for the return of such pledged Collateral within 21 days from the time of delivery by the Administrative Agent, except for pledged Collateral that has been fully repaid, satisfied, or transferred as permitted hereunder

      (b) Notwithstanding anything set forth in this Agreement to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Company shall not be required to deliver to the Administrative Agent any Instruments, Certificated Security or Chattel Paper to be held by the Administrative Agent as Collateral pursuant to this Agreement so long as the aggregate amount evidenced by all such Instruments, Certificated Securities and Chattel Paper does not exceed $1,000,000 at any one time outstanding.

      6.5 Compliance with Laws, etc. Such Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Grantor's business; provided, however, that each Grantor may contest any Requirement of Law in any reasonable manner which shall not, in the reasonable opinion of the Administrative Agent adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

      6.6 Compliance with Terms of Contracts, etc. Such Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

      6.7 Payment of Obligations. Such Grantor will pay promptly when due and discharge or otherwise satisfy, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings would not involve any material danger of the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

      6.8 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall take all commercially reasonable actions to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.5 and shall take all commercially reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Credit Documents to dispose of the Collateral.

      (b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

      (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, taking actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable
UCC) with respect thereto.

      6.9 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

      (a) change its jurisdiction of organization from that referred to in
Section 4.6; or

      (b) change its name.

      6.10 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

      (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

      (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

      6.11 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

      (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement) or (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Permitted Liens.

      (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, and (ii) the terms of Sections 7.6(c) and 7.8 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.6(c) or 7.8 with respect to the Investment Property issued by it.

      (d) In the event that any Grantor shall at any time maintain a securities account (as defined in Section 8-501 of the New York UCC), such Grantor shall cause the securities intermediary (as defined in Section 8-501 of the New York
UCC) maintaining such account to promptly execute and deliver a agreement providing the Collateral Agent with control (as defined in Section 8-501 of the New York UCC) over such securities account and the Investment Property therein.

      6.12 Intellectual Property. (a) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

      (b) Such Grantor, except with respect to any Intellectual Property such Grantor shall reasonably determine is of immaterial economic value to it or it otherwise reasonably determines not to so do and except with respect to any Intellectual Property that is not registrable, will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability when appropriate.

      6.13 Commercial Tort Claims. Such Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Administrative Agent of any commercial tort claim (as defined in the UCC) acquired by it with a value in excess of $1,000,000 and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Agreement granting to Administrative Agent a first priority security interest in such commercial tort claim.

      6.14 Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly, and in any event within ten Business Days after becoming a beneficiary, notify the Administrative Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and
(ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Collection Deposit Agreement for application to the Company Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

      6.15 Federal, State or Municipal Claims. Each Grantor will promptly notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

      6.16 No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

      6.17 Insurance. (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area", such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a "Special Flood Hazard Area"). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by such Grantor, and copies of the policies shall be delivered to the Administrative Agent. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent at the direction of the Required Lenders may obtain such insurance at the Company's expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from such Grantor's failure to maintain such insurance or pay any premiums therefor.

      (b) All insurance policies required under Section 5.05 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least ten days' prior written notice given to the Administrative Agent.

      6.18 Collection Access Agreements. Such Grantor shall use commercially reasonable efforts (without the payment of money) to obtain, within 120 days of the Closing Date (provided, that a failure to obtain a Collateral Access Agreement within such 120-day period shall not by itself constitute a Default hereunder), a Collateral Access Agreement, from the lessor of each Leased Property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. Such Grantor shall timely and fully pay and perform in all material respects its obligations under all leases and other agreements with respect to each Leased Property or third-party warehouse where any Collateral is or may be located.

      6.19 Collection Deposit Agreements. Such Grantor will provide to the Administrative Agent upon the Administrative Agent's request, a Collection Deposit Agreement duly executed on behalf of each financial institution holding a Deposit Account of such Grantor as set forth in this Agreement; provided that the Administrative Agent may, in its discretion, defer delivery of any such Collection Deposit Agreement, establish a Reserve with respect to any Deposit Account for which the Administrative Agent has not received such Collection Deposit Agreement, and require such Grantor to open and maintain a new Deposit Account with a financial institution subject to a Collection Deposit Agreement.

                 Section 7. COLLECTIONS AND REMEDIAL PROVISIONS

      7.1 Collection Deposit Accounts. (a) On or before the Closing Date, each Grantor shall establish and agree to maintain thereafter sufficient Collection Deposit Accounts (which Collection Deposit Accounts as of the Closing Date are identified as such on Schedule 6) to enable it to deposit substantially all of its Daily Receipts into Collection Deposit Accounts. The Administrative Agent shall have sole access to the Collection Deposit Accounts at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall any Grantor remove any item from a Collection Deposit Account without the Administrative Agent's prior written consent.

      (b) Before opening or replacing any Collection Deposit Account or other Deposit Account such Grantor shall (i) obtain the Administrative Agent's consent in writing to the opening of such Deposit Account, and (ii) cause each bank or financial institution in which it seeks to open a Deposit Account, to enter into a Collection Deposit Agreement with the Administrative Agent in order to give the Administrative Agent "control" (within the meaning of the applicable
UCC) of such Deposit Account. In the case of Deposit Accounts maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

      (c) From and after the Closing Date, the Grantors agree to transfer, or cause to be transferred, on a weekly basis, or, at any time a Default or an Event of Default shall have occurred and be continuing, on each Business Day, all amounts on deposit in each Collection Deposit Account and Deposit Account to the Cash Concentration Account other than (x) amounts necessary (i) for the payment of routine bank service fees, (ii) for change orders and (iii) to reconcile deposit balances and (y) for each location at which such Grantor conducts business and deposits Daily Receipts into either a Collection Deposit Account or a Deposit Account, $5,000.

      (d) Upon the occurrence of an Event of Default, each Collection Deposit Account and the Cash Concentration Account will, without any further action taken on the part of any Grantor or the Administrative Agent other than such notice from the Administrative Agent as is provided for in the Cash Concentration Agreement or the Collection Deposit Agreement, as applicable, automatically convert into a closed account under the exclusive dominion and control of the Administrative Agent in which funds are held subject to the rights of the Administrative Agent hereunder. No Grantor shall after receipt of a Default Notice (as defined in the relevant Collection Deposit Agreement) have any right or power to withdraw any funds from any Collection Deposit Account or the Cash Concentration Account without the prior written consent of the Administrative Agent until receipt by the Company of a Recission Notice (as defined in the relevant Collection Deposit Agreement). All Proceeds while held by the Administrative Agent shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

      (e) In the event that a Grantor directly receives any remittances on Accounts included in the Collateral, notwithstanding the arrangements for payment directly into the Collection Deposit Accounts pursuant to Section 7.2, such remittances shall be held for the benefit of the Administrative Agent and the Lenders and shall be segregated from other funds of such Grantor, subject to the security interest created herein and granted hereby, and such Grantor shall cause such remittances and payments to be deposited into a Collection Deposit Account or the Cash Concentration Account as soon as practicable after such Grantor's receipt thereof.

      (f) All payments by any Grantor into a Cash Concentration Account or the Collection Deposit Account pursuant to this Section 7.1, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the relevant Collection Deposit Account or Cash Collateral Account shall be made in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by such Grantor for and as the property of the Administrative Agent. At the Administrative Agent's reasonable request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

      7.2 Collections. (a) From and after the Closing Date, each Grantor agrees to notify and direct each Account Debtor and every other Person obligated to make payments with respect to the Accounts included in the Collateral to make all such payments to a Collection Deposit Account established by it. Each Grantor shall use all reasonable efforts to cause each Account Debtor and every other Person identified in the preceding sentence to make all payments with respect to the Accounts included in the Collateral directly to such Collection Deposit Account. If such Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Collection Deposit Account after notice from the

Administrative Agent, the Administrative Agent shall be entitled to make such notification directly to Account Debtor.

      (b) Without the prior written consent of the Administrative Agent, no Grantor shall, in a manner adverse to the Lenders, change the general instructions given to Account Debtors in respect of payment on Accounts to be deposited in any Collection Deposit Account. Until the Administrative Agent shall have advised the Grantors to the contrary, each Grantor shall, and the Administrative Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts included in the Collateral, for the benefit and on behalf of the Administrative Agent and the Lenders; provided, however, that such privilege may at the option of the Administrative Agent be terminated upon the occurrence and during the continuance of any Event of Default.

      7.3 Application of Proceeds. (a) Collections which are received into the Cash Concentration Account shall be deposited into the Company's Funding Account; provided, that if (i) an Event of Default has occurred and is continuing or (ii) Availability on any day following the most recent Emergence Date (as defined below) or, if no Emergence Date has yet occurred, the Closing Date, is less than $35,000,000, all amounts deposited in the Cash Concentration Account shall be deemed received by the Administrative Agent in accordance with
Section 2.18 of the Credit Agreement and shall, after having been credited in immediately available funds to the Cash Concentration Account, be applied (and allocated) by the Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement; provided, further, that the application of such collections to reduce amounts owing under the Credit Agreement in accordance with clause (ii) above shall only be required until the Business Day (the "Emergence Date") following the occurrence of a period of (A) with the consent of the Administrative Agent, 60 consecutive days, and (B) otherwise, 90 consecutive days, in each case during which Availability remains greater than $40,000,000 on each day of such period.

      (b) The Administrative Agent shall require all other cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Company Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Company Obligations have been satisfied, shall be deposited by the Administrative Agent into the Company's Funding Account.

      7.4 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications; provided that, so long as no Event of Default shall have occurred and be continuing, (i) any verification shall be conducted in the name of the relevant Grantor or in such other manner as shall not disclose the Administrative Agent's identity or interest in the Collateral and (ii) the Administrative Agent shall conduct such verification with respect to any Grantor no more frequently than once per month and shall give the Company reasonable advance notice thereof. The Administrative Agent may after the occurrence and during the continuance of an Event of Default in its own name or in the name of others communicate with account debtors in order to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Accounts, and/ or Inventory.

      7.5 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

      (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

      (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the material conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      7.6 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7.6(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document.

      (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and subject to the terms of this Agreement the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct or failure to comply with the provisions of Section 8.2, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying to the extent such instruction is in compliance with applicable law.

      7.7 Code and Other Remedies. In the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the terms of the Credit Agreement, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem commercially reasonable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall promptly apply the net proceeds of any action taken by it pursuant to this Section 7.7, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, subject to
Section 2.10 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

      7.8 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to
Section 7.7, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 90 days from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of
Section 11(a) of the Securities Act.

      (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale conducted in a manner that the Administrative Agent in good faith believes to be commercially reasonable under the circumstances shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

      (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.8 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this
Section 7.8 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.8 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

      7.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                      Section 8. THE ADMINISTRATIVE AGENT

      8.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

      (i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

      (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

      (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; provided that if such taxes are being contested in good faith and by appropriate proceedings, the Administrative Agent and the Lenders will consult with such Grantor before making any such payment,;

      (iv) execute, in connection with any sale provided for in Section 7.6 or 7.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

      (v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

   Anything in this Section 8.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

      (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that the Administrative Agent shall in any event first have given such Grantor written notice of its intent to do the same and such Grantor shall not have, within 30 days of such notice (or such shorter period as the Administrative Agent may reasonably determine is necessary in order to preserve the benefits of this Agreement with respect to any material portion of the Collateral), paid such claim or obtained to the Administrative Agent's satisfaction the release of the claim or Lien to which such notice relates.

      (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

      (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

      8.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

      8.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

      8.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            Section 9. MISCELLANEOUS

      9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

      9.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

      9.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      9.4 Indemnification. Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by such Grantor in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement; provided that no Grantor shall be liable for the payment of any portion of such liabilities, costs or expenses resulting from the gross negligence or willful misconduct of the Administrative Agent or any of the Lenders. Without limiting the preceding sentence, each Grantor will indemnify and save and keep harmless the Administrative Agent and each Lender from and against all expense, loss or damage suffered by reason of any counterclaim of the account debtor or obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Grantor.

      9.5 Releases. The Administrative Agent, in its own capacity, and on behalf of the Lenders agree to cooperate with each Grantor with respect to any sale or other disposition permitted by Section 6.05 of the Credit Agreement, or Liens permitted by Section 6.02 of the Credit Agreement or other transaction expressly permitted by any Credit Document and promptly take such action and execute and deliver such instruments and documents necessary to release or subordinate the Liens and security interests created hereby relating to any of the assets or property affected by any sale permitted by Section 6.05 of the Credit Agreement or Liens permitted by Section 6.02 of the Credit Agreement or other transaction expressly permitted under any Credit Document, including, without limitation, any necessary UCC amendment, termination or partial termination statement.

            At the request and sole expense of the Company, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

      9.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

      9.7 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder or under the Credit Agreement, or any other Credit Document, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 9.7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

      9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9.10 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      9.11 Integration. This Agreement and the other Credit Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

      9.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      9.13 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

      (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

      (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

      (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

      (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

      9.14 Acknowledgements. Each Grantor hereby acknowledges that:

      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

      (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

      (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

      9.15 Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 3 hereto.

      9.16 Termination, etc. At such time as the Loans, the amounts owed to the Issuing Lender in respect of Letters of Credit and the other Obligations (other than Obligations in respect of Lender Hedge Agreements) shall have been paid in full, the Commitments have been terminated and either no Letters of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the satisfaction of the Administrative Agent, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Upon such termination, the Administrative Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to each Grantor, or to such person or persons as such Grantor shall designate, or to whomever may be lawfully entitled to receive such surplus, against receipt, such of the Collateral (if any) (other than with respect to any cash collateral securing any outstanding Letter of Credit) as shall not have been sole or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments or reassignment and release. Any such reassignment and release shall be without recourse upon or warranty by the Administrative Agent (other than a warranty that the Administrative Agent has not assigned its rights and interests hereunder to any Person) and at the expense of the Company and the respective Grantor.

            9.17..WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.



                                    CSK AUTO CORPORATION



                                    By /s/    Don W. Watson
                                       -----------------------------------------
                                       Name:  Don W. Watson
                                       Title: Chief Financial Officer and
                                              Treasurer





                                    CSK AUTO, INC.



                                    By /s/    Don W. Watson
                                       -----------------------------------------
                                       Name:  Don W. Watson
                                       Title: Chief Financial Officer and
                                              Treasurer





                                    CSKAUTO.COM, INC.



                                    By /s/    Don W. Watson
                                       -----------------------------------------
                                       Name:  Don W. Watson
                                       Title: Chief Financial Officer and
                                              Treasurer

                                                                      Annex 3 to
                                              Guarantee and Collateral Agreement


            ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "Additional Grantor"), in favor of JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H :

            WHEREAS, CSK AUTO CORPORATION ("Holdings"), CSK AUTO, INC. (the "Company"), the Lenders and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement, dated as of July 25, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, in connection with the Credit Agreement, the Company and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of July 29, 2005 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

            WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

            WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

            2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.



                                    [ADDITIONAL GRANTOR]

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                    Annex 3-A to
                                                            Assumption Agreement


                            Supplement to Schedule 1

                            Supplement to Schedule 2

                            Supplement to Schedule 3

                            Supplement to Schedule 4

                            Supplement to Schedule 5